As filed with the Securities and Exchange Commission on June 4, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PennyMac Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-1098934 (I.R.S. Employer Identification No.)

3043 Townsgate Road Westlake Village, California (Address of principal executive offices)	91361 (Zip Code)

PennyMac Financial Services, Inc. 2022 Equity Incentive Plan
(Full title of the plan)

Derek W. Stark

Senior Managing Director, Chief Legal Officer and Secretary
PennyMac Financial Services, Inc.
3043 Townsgate Road
Westlake Village, California 91361

(Name and address of agent for service)

(818) 224-7442
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by PennyMac Financial Services, Inc. (the “Registrant”) for the purpose of registering an additional 979,686 shares of Common Stock, par value $0.0001 per share, of the Registrant (the “Common Stock”) that have become available for issuance pursuant to the PennyMac Financial Services, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). These shares are securities of the same class as other securities for which the registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2022 (File No. 333-265323) (the “Prior Registration Statement”).

The 2022 Plan contains a provision that automatically increases on the first day of each calendar year, beginning on January 1, 2023, the number of shares of Common Stock authorized for issuance by an amount equal to the least of (i) 1.75% of outstanding Common Stock on a fully diluted basis as of the end of the immediately preceding calendar year, (ii) 1,322,024 shares, and (iii) any lower amount determined by the Registrant’s board of directors (the “Annual Increase”). As of January 1, 2026 pursuant to the Annual Increase, the number of shares of the Registrant’s Common Stock available for grant and issuance under the 2022 Plan increased by 979,686 shares.

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants in the 2022 Plan in accordance with Rule 428(b)(1) promulgated under the Securities Act. In accordance with Rule 428 promulgated under the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, filed by the Registrant with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 20, 2026;

(b)	All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the SEC) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)	Description of Securities contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 20, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Exhibit Description
4.1*	PennyMac Financial Services, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 of the Registrant’s Form 10-K filed on February 22, 2023).
4.2*	PennyMac Financial Services, Inc. 2022 Equity Incentive Plan Form of Stock Option Award Agreement (2026) (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed on May 5, 2026).
4.3*	PennyMac Financial Services, Inc. 2022 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (2026) (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed on May 5, 2026).
4.4*	PennyMac Financial Services, Inc. 2022 Equity Incentive Plan Form of Performance Based Restricted Stock Unit Award Agreement (2026) (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10 Q filed on May 5, 2026).
5.1**	Legal opinion of Goodwin Procter LLP
23.1**	Consent of Deloitte & Touche LLP
23.2**	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1**	Power of attorney (included on the signature page to this Registration Statement)
107**	Filing Fee Table

*	Indicates management contract or compensatory plan or arrangement.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westlake Village, State of California, on this fourth day of June, 2026.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ Derek W. Stark
Derek W. Stark
Senior Managing Director, Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David A. Spector and Derek W. Stark, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David A. Spector	Chairman and Chief Executive Officer	June 4, 2026
David A. Spector	(principal executive officer)

/s/ Daniel S. Perotti	Senior Managing Director and Chief Financial Officer	June 4, 2026
Daniel S. Perotti	(principal financial officer)

/s/ Gregory L. Hendry	Chief Accounting Officer	June 4, 2026
Gregory L. Hendry	(principal accounting officer)

/s/ Doug Jones	Director, President and Chief Mortgage Banking Officer	June 4, 2026
Doug Jones

/s/ Jonathon S. Jacobson	Director	June 4, 2026
Jonathon S. Jacobson

/s/ Patrick Kinsella	Director	June 4, 2026
Patrick Kinsella

/s/ Anne D. McCallion	Director	June 4, 2026
Anne D. McCallion

/s/ Farhad Nanji	Director	June 4, 2026
Farhad Nanji

/s/ Jeffrey Perlowitz	Director	June 4, 2026
Jeffrey Perlowitz

/s/ Lisa Shalett	Director	June 4, 2026
Lisa Shalett

/s/ Theodore Tozer	Director	June 4, 2026
Theodore Tozer

/s/ Sunil Chandra	Director	June 4, 2026
Sunil Chandra